Exhibit 99.1

BACHMAN-BERNARD

CHEVROLET-BUICK-GMC-CADILLAC, INC.

FINANCIAL REPORT

December 31, 2020 and 2019

i

Independent Auditors’ Report

To the Stockholders

Bachman-Bernard Chevrolet-Buick-GMC-Cadillac, Inc.

Greeneville, Tennessee

Report on the Financial Statements

We have audited the accompanying financial statements of Bachman-Bernard Chevrolet-Buick-GMC-Cadillac, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bachman-Bernard Chevrolet-Buick-GMC-Cadillac, Inc. as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

March 19, 2021

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$240,892	$100,093
Contracts in transit	345,191	599,826
Receivables (Note 2)	347,077	390,551
Inventories, net (Note 3)	4,967,074	6,525,913
Prepaid expenses and other	486,903	147,517
Deferred service contract costs, current portion (Note 1)	51,815	59,633
Other current assets (Note 4)	193,170	401,933
Total current assets	6,632,122	8,225,466

PROPERTY AND EQUIPMENT, NET (Note 5)	154,466	171,613
INVESTMENTS	7,746	7,746
RELATED PARTY RECEIVABLES (Note 11)	-	603,579
DEFERRED SERVICE CONTRACT COSTS,
LONG-TERM PORTION (Note 1)	143,204	139,194
NET DEFERRED TAX ASSET (Note 9)	333,851	319,577
Total assets	$7,271,389	$9,467,175

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank overdraft	$173,200	$355,505
Floor plan notes payable – non-trade (Note 6)	5,497,495	3,908,752
Due to related parties (Note 11)	-	1,600,000
Accounts payable (Note 7)	93,531	138,955
Accrued expenses (Note 7)	485,457	687,233
Accrued payroll	125,742	115,649
Income tax payable (Note 9)	76,003	30,480
Unearned revenue, current portion (Note 1)	514,308	550,712
Line of credit (Note 8)	289,144	263,689
Total current liabilities	7,254,880	7,650,975

UNEARNED REVENUE, LONG-TERM PORTION (Note 1)	1,299,285	1,291,115
Total liabilities	8,554,165	8,942,090

STOCKHOLDERSʼ EQUITY (DEFICIT)
Common stock, $100 par value, 2,000 shares authorized, 1,000 shares issued and outstanding	100,000	100,000
Retained earnings (accumulated deficit)	(1,382,776)	425,085

Total stockholdersʼ equity (deficit)	(1,282,776)	525,085
Total liabilities and stockholdersʼ equity (deficit)	$7,271,389	$9,467,175

The Notes to the Financial Statements are an integral part of these statements.

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2020 and 2019

	2020	2019

REVENUES
New vehicles	$13,323,332	$11,866,883
Used vehicles	19,109,278	15,500,008
	32,432,610	27,366,891

Parts, accessories, and service	3,089,332	3,260,600
Financing, service contracts, and other	1,139,865	966,258
Document fee income	592,279	597,875
Total revenues	37,254,086	32,191,624

COST OF REVENUES
Purchases of vehicles	28,314,438	24,584,059
Service labor	744,971	754,222
Parts	1,247,332	1,300,773
Other	36,201	40,247
Total cost of revenues	30,342,942	26,679,301

Gross profit	6,911,144	5,512,323

SELLING, GENERAL, AND ADMINISTRATIVE	4,960,146	4,689,223
DEPRECIATION EXPENSE	51,938	66,122
Income from operations	1,899,060	756,978

OTHER INCOME (EXPENSE)
Interest expense	(195,252)	(388,194)
Paycheck Protection Program loan forgiveness	505,043	-
Dividend income	7,291	-
Miscellaneous income (expense), net	19,692	(2,051)
Total other income (expense), net	336,774	(390,245)

Income before income taxes	2,235,834	366,733

Income tax expense (Note 9)	455,972	98,482
Net income	$1,779,862	$268,251

The Notes to the Financial Statements are an integral part of these statements.

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2020 and 2019

		Retained
		Earnings
	Common	(Accumulated
	Stock	Deficit)	Total
BALANCE, December 31, 2018	$100,000	$156,834	$256,834

Net income	-	268,251	268,251

BALANCE, December 31, 2019	100,000	425,085	525,085

Distributions to stockholders	-	(3,587,723)	(3,587,723)

Net income	-	1,779,862	1,779,862

BALANCE, December 31, 2020	$100,000	$(1,382,776)	$(1,282,776)

The Notes to the Financial Statements are an integral part of these statements.

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and 2019

	2020	2019
OPERATING ACTIVITIES
Net income	$1,779,862	$268,251
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Unrealized loss on investments	-	585
Depreciation	51,938	66,122
Paycheck Protection Program loan forgiveness	(505,043)	-
Change in operating assets and liabilities:
(Increase) decrease in:
Receivables	43,474	(119,153)
Contracts in transit	254,635	203,003
Inventories	1,558,839	(753,100)
Prepaid expenses and other	(339,386)	48,791
Deferred service contract costs	3,808	(7,290)
Other current assets	208,763	130,721
Deferred tax asset	(14,274)	11,636
(Decrease) increase in:
Accounts payable	(45,424)	(24,723)
Accrued payroll and other expenses	(191,683)	35,209
Income tax payable	45,523	30,480
Unearned revenue	(28,234)	66,322

Net cash provided by (used in) operating activities	2,822,798	(43,146)

INVESTING ACTIVITIES
Purchases of property and equipment	(34,791)	(10,438)
Advances to related parties	(54,384)	(44,416)

Net cash used in investing activities	(89,175)	(54,854)

FINANCING ACTIVITIES
Net proceeds from line of credit	25,455	(116,900)
Net proceeds on floor plan notes payable - non-trade	1,588,743	928,030
Proceeds from Paycheck Protection Program loan	600,700	-
Repayment of Paycheck Protection Program loan	(95,657)	-
Borrowings – bank overdraft	(182,305)	(316,371)
Net payments on due to related parties	(1,600,000)	(400,000)
Distributions to stockholders	(2,929,760)	-

Net cash provided by (used in) financing activities	(2,592,824)	94,759

Net increase (decrease) in cash and cash equivalents	140,799	(3,241)

 (Continued)

The Notes to the Financial Statements are an integral part of these statements.

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and 2019

	2020	2019
CASH AND CASH EQUIVALENTS
BALANCE, Beginning	$100,093	$103,334

BALANCE, Ending	$240,892	$100,093

SUPPLEMENTAL DISCLOSURES
Cash payments for interest	$198,987	$384,380

Cash payments for income taxes	$640,000	$-

Noncash distributions to stockholders	$657,963	$-

Increase (decrease) in used vehicle write-down allowance	$(185,663)	$160,737

The Notes to the Financial Statements are an integral part of these statements.

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies

Nature of business

Bachman-Bernard Chevrolet-Buick-GMC-Cadillac, Inc. (the “Company”) is engaged in the buying and selling of new and used vehicles in the automotive industry and operates in the state of Tennessee. The Company also sells parts and accessories and operates a service department. The Company is a corporation organized in the state of Tennessee.

The Company’s primary distributorship is with General Motors, Inc. (GM) for vehicles. The Company is a full-line distributor for General Motors’ vehicles in the state of Tennessee.

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments that have remaining maturities of three months or less at the date of purchase.

The Company maintains its cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000 per institution. From time to time, its balances may exceed these limits.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Receivables

Receivables consist primarily of amounts due from other unrelated dealerships and auto auctions as a result of vehicle sales, amounts due from third-parties for parts sold and services provided, and amounts due from manufacturers for incentives and warranty reimbursements. Receivables from the sale of vehicles are secured by the related vehicles. Receivables arising from the sale of parts and services are uncollateralized customer obligations due under normal trade terms.

The Company carries its accounts receivable at cost. Accounts receivable are due at the time they are invoiced. Based on management’s assessments of the creditworthiness of its customers, the aged basis of its receivables, as well as current economic conditions and historical information, management has determined that no allowance for uncollectible accounts for accounts receivable is necessary as of December 31, 2020 or 2019.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Contracts in transit

Contracts in transit represent the amounts due from customer contracts sold to financial institutions. These are typically collected within 15 days.

Inventories

New vehicles are valued using the last-in, first-out (LIFO) method. Used vehicles are valued at the lower of cost or market, with cost determined by specific identification and with market defined as net realizable value. Parts and accessories and other materials inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Investments

Investments in securities are carried at net asset value per share (NAV) or its equivalent.

Property and equipment

Property, equipment, and leasehold improvements are stated at cost less any accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items included in property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in selling, general, and administrative expense on the statements of operations.

Property and equipment is depreciated utilizing the straight-line method over the estimated useful lives as follows:

Building and improvements	15 years
Leasehold improvements	15 years
Furniture and fixtures	5 – 15 years
Machinery and equipment	5 – 7 years
Computer hardware	3 – 5 years

Leasehold improvements are amortized over the estimated useful life of the improvement, because the substance of the related party lease is such that the lease term is considered indefinite.

Long-lived assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. There were no indicators of impairment at December 31, 2020 or 2019.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Factory incentives

The Company receives various incentive payments from General Motors. These incentive payments are typically received on new vehicle retail sales. The incentives are reported as reductions of cost of sales in the accompanying statements of operations, and totaled $325,659 and $348,309 for the years ended December 31, 2020 and 2019, respectively.

Floor plan interest assistance

The Company receives floor plan interest assistance credits from the manufacturer. The interest assistance is accounted for as a vehicle purchase price discount and is reflected as a reduction to inventory cost on the balance sheets and as a reduction to cost of sales in the statements of operations as the vehicles are sold. New vehicle cost of sales has been reduced by $253,088 and $257,399 for interest assistance received related to vehicles sold for the years ended December 31, 2020 and 2019, respectively.

Floor plan notes payable – non-trade and related advance from stockholders

The Company utilizes floor plan agreements to provide financing for a significant portion of new and used car inventories, through agreements with financial institutions in which the manufacturer does not have a controlling interest. Borrowings and repayments on floor plan notes payable have been classified as a net financing activity on the statements of cash flows.

The Company also maintains a credit balance agreement (see Note 6) with its primary floor plan lender, under which the Company may place funds with the lender in an account which, although not applied specifically to the individual vehicle balances in the floor plan, is explicitly considered by the agreement to be a reduction in the outstanding principal of the plan. The agreement also provides that funds placed in this account may be applied against individual vehicle balances in the event of a default. Because the agreement establishes a right of offset in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 210-20, Offsetting, with respect to this account and the floor plan notes, the balance in this account has been reported as an offset to the floor plan notes payable in the accompanying balance sheets.

In a separate agreement the Company has also established an arrangement with its stockholders, under which the stockholders have advanced funds to the Company, which the Company has placed in the credit balance agreement account described above. The advance from stockholders is unsecured and due upon demand.

Presentation of certain taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenues and cost of sales.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Income taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse. The effect of a change in the tax rate on the deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. If necessary, the Company establishes a valuation allowance when necessary to reduce its deferred tax assets to an amount that is expected to be realized.

Advertising

Advertising costs are expensed in the period in which they are incurred, net of earned cooperative manufacturer credits that represent reimbursements for specific, identifiable, and incremental advertising costs. Net advertising costs were $651,089 and $912,831 for the years ended December 31, 2020 and 2019, respectively.

Revenue recognition

In May 2014, the FASB issued a new accounting standard (ASC 606) that amends the accounting guidance on revenue recognition. The new accounting standard provides a more robust framework for addressing revenue issues, improves comparability of revenue recognition practices, and improves disclosure requirements. Under the new standard, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. The principles in the standard are applied using a five-step model that includes 1) identifying the contract(s) with a customer, 2) identifying the performance obligations in the contract, 3) determining the transaction price, 4) allocating the transaction price to the performance obligations in the contract, and 5) recognizing revenue when (or as) the entity satisfies the performance obligation. The standard also requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB also subsequently issued several amendments to the standard, including clarification on principal versus agent guidance, identifying performance obligations, and clarifying when a promised good or service is separately identifiable when identifying performance obligations. The Company used the modified retrospective approach in the adoption of this standard effective January 1, 2020. Adoption of the new revenue recognition standard did not have a material impact on the financial statements, and there was no cumulative effect on retained earnings as of that date.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Revenue recognition (Continued)

The Company’s identified material revenue streams are the sale of new and used vehicles; the performance of vehicle maintenance and repair services and sale of parts; and the arrangement or sale of vehicle financing, insurance, and service contracts.

For new and used vehicle sales, the transaction price is determined with the customer at the time of sale. Revenues are recognized upon completion of the sale and delivery of the vehicle to the customer, at which time the customer obtains the ability to direct the use of, and derive all benefits from, the vehicle. Conditions to completing a sale include having an agreement with the customer, including pricing, and having a reasonable expectation that the sales price will be collected. The Company does not directly finance vehicle sales to customers; however, it does often arrange third-party financing for its customers’ purchases in exchange for a fee paid by the third-party financial institution. Payment for each vehicle sale is due at the time of sale and is typically received concurrently with the sale or shortly thereafter, especially when the customer finances the purchase with a third-party financial institution.

The transaction price for vehicle maintenance and repair services is determined by the cost of the parts and supplies used and the labor required to complete the service, based on standard hourly rates of service technicians. For parts sales, the transaction price is determined by the cost and quantity of each part sold. Revenues for both maintenance and repair services and for parts sales are recognized upon completion of the service or sale and delivery to the customer. The Company satisfies its performance obligation over time for certain service work performed over time. However, the timing of recognition of this revenue as of a point in time was not materially different from the recognition of this revenue over time.

The Company arranges financing for customers through various third-party financial institutions and receives commissions based on the difference between the loan rates charged to customers and wholesale financing rates set by the financing institution. In addition, the Company receives commissions from the sale of third-party insurance, vehicle protection, and guaranteed auto protection (“GAP”) contracts to customers. Revenues from these arrangements are recorded at the time the agreement is purchased and delivered to the customer, which is typically concurrent with the sale of the underlying vehicle, as finance and insurance revenue earned. The Company may be charged back for unearned financing, insurance contract, or vehicle service contract fees in the event of early termination of the contracts by customers. A reserve for future amounts which might be charged back is established based on management’s estimate of historical chargeback results and the termination provisions of the applicable contracts. Variable income under these contracts is constrained by this cancel reserve.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Revenue recognition (Continued)

The Company also sells vehicle service contracts for which it serves as principal and retains full responsibility for any future repairs subject to the contract. The Company recognizes revenue from the sale of these service contracts over time, as it stands ready to perform in the event of a claim. Specifically, revenue is recognized over the contractual life of the service contracts, using the input method, which is based on the Company’s estimate of the amount and timing of claim costs to be incurred. The Company reports the unearned premiums for these service contracts as unearned revenue on the accompanying balance sheets, as follows:

	2020	2019
Unearned revenue on service contracts, current portion	$514,308	$550,712
Unearned revenue on service contracts, long-term portion	1,299,285	1,291,115
	$1,813,593	$1,841,827

Because these contracts earn over time, they contain an inherent financing component; however, under the terms of the contracts, this financing component is not significant and has not been separately recognized. Variable income under these contracts is constrained by the deferral of these premiums until earned. The Company also capitalizes the direct costs of the sale of these service contracts, consisting primarily of commissions and administrative fees paid to the third-party administrator. Amortization of these costs is recognized into expense using the same methods as the related revenues for each contract. The unamortized portion of these costs are presented as deferred service contract costs on the accompanying balance sheets, as follows:

	2020	2019
Deferred service contract costs, current portion	$51,815	$59,633
Deferred service contract costs, long-term portion	143,204	139,194
	$195,019	$198,827

Written premiums on these contracts totaled $579,127 and $742,339 in 2020 and 2019, respectively, and claims on these contracts are expensed as incurred and totaled $27,557 and $24,516 in 2020 and 2019, respectively.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Revenue recognition (Continued)

The Company recognized income from its financing, insurance, and service contracts during the years ended December 31 as follows:

	2020	2019
Third-party financing, insurance, and service contracts	$1,375,856	$1,072,502
Vehicle service contracts in which Company is principal	607,361	611,087
	1,983,217	1,683,589

Less chargebacks, claims, and other expenses
Chargebacks	282,897	189,271
Claims, cancelations, and amortized contract costs	560,455	528,060
	843,352	717,331

	$1,139,865	$966,258

Pending accounting pronouncements

In February 2016, the FASB issued Accounting Standards Updated (ASU) 2016-02, Leases. The pronouncement requires the recognition of a liability for lease obligations and a corresponding right-of-use asset on the balance sheet and disclosure of key information about leasing arrangements. This pronouncement’s effective date was deferred by ASU 2020-05, and will now be effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the provisions of ASU 2016-02 to determine how it will be affected and expects that the primary impact of adopting the new standard will be to record assets and obligations for certain operating leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments Credit Losses, which changes the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. This guidance was to be effective for reporting periods beginning after December 15, 2019, with early adoption permitted. In November 2019, the FASB issued ASU 2019-10, which deferred the effective date for the Company to the year ending December 31, 2022. The Company does not expect the standard to have a material impact on its financial results when adopted.

COVID-19 uncertainties and PPP loan

On January 30, 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond the point of origin.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

COVID-19 uncertainties and PPP loan (Continued)

The full impact of the COVID-19 outbreak continues to evolve as of the date of these financial statements. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021.

On April 15, 2020, the Company received a loan in the amount of $600,700. The loan was granted by the Small Business Administration (“SBA”) pursuant to the provisions of the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which was signed into law March 27, 2020. The Company used the funds for approved costs that allowed for loan forgiveness of $505,043, and the remaining funds were returned prior to December 31, 2020.

Subsequent events

In preparing these financial statements, the Company has evaluated events and transactions from the balance sheet date through March 19, 2021 the date at which the financial statements were available to be issued.

Note 2.	Receivables

Receivables consist of the following:

	2020	2019
Vehicles – retail	$86,500	$225,211
Vehicles – wholesale	189,031	111,821
Customer service work	71,546	53,519
	$347,077	$390,551

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 3.	Inventories

Company management periodically reviews its inventories to determine whether any inventories have declined in value. If the specific identification method had been used to determine the cost of new vehicles, the inventories would have been $657,958 and $803,873 higher at December 31, 2020 and 2019, respectively. The Company recognized an allowance of $60,600 and $246,263 against its used vehicle inventory, to adjust it to net realizable value as of December 31, 2020 and 2019, respectively. Inventories consist of the following:

	2020	2019
New vehicles, net of LIFO adjustment	$2,136,532	$3,627,539
Used vehicles, net of write-down	2,608,327	2,633,550
Parts and accessories	200,257	254,032
Other materials inventory	21,958	10,792
	$4,967,074	$6,525,913

Note 4.	Other Current Assets

Other current assets consist of the following:

	2020	2019
Due from manufacturer – rebates and holdbacks	$168,094	$343,634
Warranty claims	5,283	52,634
Finance reserves	19,793	5,665
	$193,170	$401,933

Note 5.	Property and Equipment

Property and equipment consists of the following:

	2020	2019
Building and improvements	$36,171	$36,171
Leasehold improvements	902,090	865,302
Machinery and equipment	604,212	604,211
Furniture and fixtures	200,210	200,210
Computer hardware	57,319	57,319
	1,800,002	1,763,213

Less: accumulated depreciation	(1,645,536)	(1,591,600)
	$154,466	$171,613

Depreciation expense related to property and equipment was $51,938 and $66,122 in 2020 and 2019, respectively.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 6.	Floor Plan Notes Payable

The Company entered into a Wholesale security agreement with General Motors Acceptance Corporation (GMAC) on July 26, 1984. Ally Financial, Inc. now holds this note, since GMAC re-branded itself under this name in 2010. Accordingly, Ally Financial, Inc. has approved and advanced a floor plan line of credit to the Company with a variable interest rate and principal payments due within five days of vehicle sale. This note is secured by the new and used vehicles purchased by the Company under terms of its Wholesale agreement, and at times its principal balance is offset by funds remitted by the Company to Ally Financial, Inc. in an account subject to a credit balance account agreement, as described in Note 1.

Additionally, the Company also entered into a promissory note agreement with Greeneville Federal Bank, FSB on September 1, 2004, which was been modified subsequently and is set to mature March 1, 2022. The maximum borrowing allowed on this line of credit is $1,250,000, and the note is secured by used vehicles held in inventory by the Company. The note bears a variable rate of interest, with a lower limit of 4% and an upper limit equal to the prime interest rate published daily in the Wall Street Journal; monthly interest-only payments are required under the loan, until maturity; however, the Company typically makes principal payments upon vehicle sale.

The outstanding principal balances at December 31 consisted of the following:

	2020	2019
Notes secured by new vehicle inventory	$2,846,670	$4,125,192
Notes secured by used vehicle inventory	1,473,344	1,850,622
Notes pending payoff for inventory sold	221,831	441,938
Credit balance account	-	(2,600,000)
Floor plan notes – Ally Financial, Inc., net	4,541,845	3,817,752

Greeneville Federal Bank Floor Plan	955,650	91,000
	$5,497,495	$3,908,752

Note 7.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are summarized as follows:

Accounts payable:

	2020	2019
Accounts payable	$66,288	$103,709
Credit cards payable	27,243	35,246
	$93,531	$138,955

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 7.	Accounts Payable and Accrued Expenses (Continued)

Accrued expenses:

	2020	2019
Accrued other taxes payable	$174,675	$241,362
F&I chargeback reserve	179,460	150,998
Accrued interest	13,106	16,841
Other accruals	118,216	278,032
	$485,457	$687,233

Note 8.	Line of Credit

The Company has a line of credit for $990,000 with a maturity date of September 30, 2021. The line is guaranteed by the two stockholders of the Company. The line of credit has a variable interest rate that varies with the prime rate published in the Wall Street Journal. At December 31, 2020, the interest rate was 3.25%.

Note 9.	Income Taxes

Significant components of deferred tax assets (liabilities) at December 31 were as follows:

	2020	2019
Capital loss carryforward	$-	$2,590
Accrued payroll	16,964	12,626
Unearned revenue/warranty	320,909	309,583
Expense accruals	69,457	154,103
Depreciation	1,550	-
Gross deferred tax asset	408,880	478,902

Vehicle receivables	(8,199)	(14,483)
Deferred service contract costs	(53,630)	(54,678)
Rebates receivable	(13,200)	(31,745)
Used car write-down reserve	-	(58,190)
Depreciation	-	(229)
Gross deferred tax liability	(75,029)	(159,325)

Net deferred tax asset	$333,851	$319,577

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 9.	Income Taxes (Continued)

The Company has provided for income taxes as follows:

	2020	2019
Current income tax provision:
Federal	$353,455	$66,198
State	116,791	20,648
	470,246	86,846

Deferred tax (benefit) expense	(14,274)	11,636
Net tax expense	$455,972	$98,482

The expected tax expense based on the statutory rate is reconciled with the actual expense as follows:

	2020	2019
U.S. Federal statutory rate	$469,525	$77,014
State income tax, net of Federal benefit	114,810	18,832
Adjustment for nontaxable PPP loan forgiveness, Federal and State	(131,993)	-
Other, net	3,630	2,636
Income tax expense	$455,972	$98,482

As of December 31, 2020, the Company was due a refund of Federal income taxes in the amount of $305,747, and owed state income and franchise tax in the amount of $76,003. As of December 31, 2019, the Company was due a refund of Federal income taxes in the amount of $86,202, and owed state income and franchise tax in the amount of $30,480. The tax refunds are recorded on the balance sheet as “Prepaid Expenses and Other” and the balances due as “Income Tax Payable.”

The actual rate differs from the expected rate due to permanent differences and rate differences resulting from utilization of the net operating losses. Cash payments for income taxes paid were $640,000 and $-0- for the years ended 2020 and 2019, respectively.

Note 10.	Contingencies

The Company is subject to asserted claims and liabilities that arise in the ordinary course of business. The Company maintains third-party insurance to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to these actions will not materially affect the Company’s financial position or results of operations.

(Continued)

BACHMAN-BERNARD CHEVROLET-BUICK-GMC-CADILLAC, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 11.	Related Party Transactions

The Company has paid the premiums on life insurance policies for its two stockholders for many years. The policies are owned by the individual stockholders with the named beneficiaries being individuals other than the Company. The accumulated balance of these premiums is shown as related-party receivables on the accompanying balance sheet as of December 31, 2019. The related-party receivables for these amounts were distributed to the stockholders during the year ended December 31, 2020 and are included in the distributions reported in the accompanying statements of stockholders’ equity as of December 31, 2020.

The Company has a facility lease agreement with the two stockholders of the Company. The original lease was signed on January 1, 2018 with a perpetual term. The lease can be terminated at any time with a twelve-month notice. The lease provides for annual payments of $410,000 along with payment for all real estate taxes and repairs to the building during the period of this lease.

Rent expense charged to operations for the years ended December 31, 2020 and 2019, excluding repairs and taxes, was $410,000 each year.

As discussed in Note 1, the stockholders have advanced funds to the Company to be placed in the Company’s floor plan credit balance account. These advances are unsecured and due upon demand, and are reported as due to related parties on the accompanying balance sheets. The funds were repaid to the stockholders at December 31, 2020.

Note 12.	Employee Benefit Plans

The Company has a defined contribution plan whereby participants may contribute a percentage of compensation. The Plan provides for employer contributions to the 401(k) on a discretionary basis by the Company. The Company made no contributions for the years ended.

Note 13.	Sale of Business

On August 28, 2020, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with LMP Automotive Holdings, Inc. (“Purchaser”), a holding company incorporated in the state of Delaware. Also, on August 28, 2020, the Shareholders and Purchaser entered into a Real Estate Purchase Agreement (the “Real Estate Purchase Agreement” and, together with the Asset Purchase Agreement, the “Transaction Agreements”). Pursuant to the Transaction Agreements, the Company will sell substantially all of the assets of, and certain real property related to (collectively, the “Transactions”), the businesses described in the Asset Purchase Agreement for a purchase price of approximately $2.5 million for goodwill plus the net value of fixed assets and inventory, in each case subject to certain adjustments described in the Transaction Agreements. As of March 19, 2021, the sale was still pending and expected to close imminently.